Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-98239) and the Registration Statements on Form S-8 (File Nos. 033-47073, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490, 333-124503, 333-131466 and 333-147397) of our reports dated November 29, 2007 relating to the financial statements (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on September 30, 2007), and financial statement schedules of The Scotts Miracle-Gro Company, and the effectiveness of The Scotts Miracle-Gro Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Scotts Miracle-Gro Company for the year ended September 30, 2007.
/s/ Deloitte & Touche LLP
Columbus, Ohio
November 29, 2007